                                                                   EXHIBIT 99.1

                                  NEWS RELEASE

CONTACT:    Patrick Scanlon, Senior Vice President, Controller
            Penseco Financial Services Corporation
            (570) 346-7741

FOR RELEASE: 4:00 P.M. Eastern Time: February 9, 2009

         PENSECO FINANCIAL SERVICES CORPORATION REPORTS 4TH QUARTER AND
                           2008 YEAR-TO-DATE EARNINGS


SCRANTON, PA, February 9, 2009 - Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $339,000 or 29.6% for the three months ended December 31, 2008 to $1,486,000 or $0.69 per share compared with $1,147,000 or $0.54 per share from the year ago period. The increase in net income was primarily attributable to increased net interest income of $523,000 or 9.6%, higher non-interest income and lower non-interest expense, offset by higher applicable income taxes. Interest on investments increased mainly due to increased volume of securities of states & political subdivisions and U.S. Agencies while total interest expense declined mainly from lower deposit costs. The provision for loan losses increased $114,000 from the year ago period. The allowance for loan losses at December 31, 2008 was 1.20% of total loans compared to 1.21% of total loans at September 30, 2008 and 1.16% of total loans at December 31, 2007. Also aiding in the increase of net income of $339,000 for the three month period is a lower non-interest expense of $57,000. This is primarily due to a $497,000 pre-tax VISA litigation accrual ($328,000 net of tax) recorded by the Company in the fourth quarter of 2007. Excluding the impact of the VISA transaction, net income increased $11,000 or 0.7% from the three months ended December 31, 2007(1).

For the twelve months ended December 31, 2008, net income increased $1,915,000 or 28.6%, to $8,613,000 or $4.01 per share compared with the year ago period of $6,698,000 or $3.12 per share. The increase in net income was primarily attributable to a one time after tax increase in income of $1,129,000 ($.53 per share) related to VISA, Inc.'s Initial Public Offering, which consisted of a gain from the mandatory partial share redemption by VISA and the reversal of a litigation liability accrual that had been recorded by the Company in the fourth quarter of 2007. Excluding the impact of the VISA transaction, net income increased $458,000 or 6.5% from the twelve months of 2007(2). Net interest income increased $1,478,000 or 6.8% to $23,068,000 for the twelve months ended December 31, 2008 compared to $21,590,000 for the same period of 2007. The increase resulted from higher interest on investments of $504,000 or 7.1% due to increased volume of securities of states & political subdivisions and U.S. Agencies. Total interest expense declined $1,909,000 or 8.8% mainly due to lower deposit costs. Net interest income after provision for loan losses increased $1,274,000 or 6.1%. The provision for loan losses increased $204,000 to $861,000 during the twelve months of 2008 compared with $657,000 for the same period of 2007.

NON-INTEREST INCOME

Total non-interest income increased $87,000 or 4.4% to $2,068,000 for the three months ended December 31, 2008, compared with $1,981,000 for the same period in 2007. Trust department income decreased $34,000 or 9.1% due to the decrease in market value of trust assets. Service charges on deposit accounts increased $157,000 or 60.9% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income decreased $54,000 or 6.3% due to lower transaction volume mainly from the economic slowdown. Realized losses on securities were $11,000 compared to $0 for the same period of 2007, due to the sale of equity securities.

Total non-interest income increased $2,316,000 or 26.6% to $11,036,000 during the twelve months of 2008 from $8,720,000 for the same period of 2007. Trust department income decreased $61,000 due to the decrease in market value of trust assets. Service charges on deposit accounts increased $463,000 or 45.7% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $246,000 or 5.8%, mainly due to

-----------------------
     (1) See pages 9 and 10 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the three months ended December 31, 2008.

     (2) See pages 9 and 11 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the twelve months ended December 31, 2008.

higher transaction volume and new business. Brokerage fee income increased $335,000 or 128.4% due to new and increased business in the wealth management area. Other operating income increased $87,000 or 108.7% due to increased income on other real estate owned of $49,000, along with an increase in general operating income. The Company realized a gain of $1,213,000 related to VISA, Inc.'s Initial Public Offering, which consisted of a mandatory partial share redemption, during the first quarter of 2008, discussed earlier. Realized gains on securities decreased $37,000 to $12,000 during 2008 from $49,000 for 2007.

NON-INTEREST EXPENSES

Total non-interest expenses decreased $57,000 or 1.0% to $5,831,000 for the three months ended December 31, 2008 compared with $5,888,000 for the same period of 2007. Salaries and employee benefits expense increased $435,000 or 18.8% largely due to a $356,000 retirement contribution to fifty employees negatively impacted by the pension freeze during the second quarter of 2008, and an additional $70,000 401K profit sharing contribution benefiting all employees. Other operating expenses decreased $405,000 or 18.2% largely due to the $497,000 VISA litigation charge accrual recorded by the Company during the fourth quarter of 2007(3).

Total non-interest expenses increased $841,000 or 3.9% to $22,172,000 during the twelve months of 2008 compared with $21,331,000 for the same period of 2007. Salaries and employee benefits expense increased $1,039,000 or 11.4% largely due to a $356,000 retirement contribution to fifty employees negatively impacted by the pension freeze during the second quarter of 2008, and an additional $70,000 401K profit sharing contribution benefiting all employees, and increased salaries resulting from additional employee hires and increased commissions related to our wealth management division. Premises and fixed assets expense increased $117,000 or 4.5% due to computer system upgrades and increased occupancy expense. Merchant transaction expenses increased $45,000 or 1.3% due to higher transaction volume. Other operating expenses decreased $360,000 or 5.7% largely due to the $497,000 VISA litigation charge accrual recorded by the Company during the fourth quarter of 2007(4). Excluding this VISA litigation accrual, other operating expenses increased year over year $634,000 mostly related to the Company's new brand and logo expenses of $120,000, legal fees related to loan collection efforts of $128,000, and professional expenses of $134,000 related to the pension freeze, $82,000 related to outsourced audit and compliance services, and $78,000 related to computer system updates.

ASSET QUALITY

The allowance for loan losses at December 31, 2008 was $5,275,000 or 1.20% of total loans compared to $4,700,000 or 1.16% of total loans at December 31, 2007. Management believes the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,454,000 at December 31, 2008, down from $1,610,000 at December 31, 2007.
If interest on those loans had been accrued, such income would have been $192,000 and $153,000 for the twelve months ended December 31, 2008 and December 31, 2007, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $208,000 or .048% of average outstanding loans for the three months ended December 31, 2008 compared to $29,000 or .007% at December 31, 2007. Net loan charge-offs amounted to $285,000 or .068% of average outstanding loans for the twelve months ended December 31, 2008 compared to $157,000 or .041% at December 31, 2007.

As of December 31, 2008 there are no significant loans as to which management has serious doubt about their collectibility. During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Bankruptcy Act. Currently, the Company holds $8.4 million of TERI loans. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements.

-----------------------
    (3) See pages 9 and 10 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the three months ended December 31, 2008.

    (4) See pages 9 and 11 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the twelve months ended December 31, 2008.

These loans are placed on non-accrual status when they become more than 90 days past due. At December 31, 2008 there was $144,000 in such loans placed on non-accrual status, up from $128,000 at September 30, 2008.

At December 31, 2008 and December 31, 2007, the Company did not have any loans specifically classified as impaired.

The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans. The Company's lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

INCOME TAX EXPENSE

Applicable income taxes increased $214,000 or 73.8% for the three months ended December 31, 2008 compared to the same period of 2007 due to higher income. Also, applicable income taxes increased $834,000 or 51.4% during the twelve months end December 31, 2008 primarily due to the income on the VISA initial public offering and overall higher income.


                     PENSECO FINANCIAL SERVICES CORPORATION
                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               Twelve Months Ended
                                            December 31,      December 31,
                                            ------------------------------     Increase      %
 (in thousands, except per share amounts)       2008              2007            $       Change
------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
   Return on Average Assets                     1.40%              1.15%                  21.74%
   Return on Average Equity                    11.89%              9.75%                  21.95%

STOCKHOLDERS' VALUE
   Net Income                               $  8,613           $  6,698         1,915     28.59%
   Earnings per share                           4.01               3.12          0.89     28.53%
   Dividends Per Share                          1.66               1.58          0.08      5.06%
   Book Value Per Share                        34.28              32.45          1.83      5.64%
   Market Value Per Share                      36.74              39.50         -2.76     -6.99%
   Market Value/Book Value Ratio              107.18%            121.73%                 -11.95%
   Price Earnings Multiple                      9.16x             12.66x                 -27.65%
   Dividend Payout Ratio                       41.40%             50.64%                 -18.25%
   Dividend Yield                               4.52%              4.00%                  13.00%

SAFETY AND SOUNDNESS
   Stockholders' Equity/Assets Ratio           11.71%             12.00%                  -2.42%
   Total Capital/Risk Weighted Assets          19.82%             19.89%                  -0.35%
   Tier 1 Capital/Risk Weighted Assets         18.57%             18.65%                  -0.43%
   Tier 1 Capital/Average Assets               12.26%             12.11%                   1.24%
   Allowance for Loan Loss as a
      Percent of Loans                          1.20%              1.16%                   3.45%
   Non-accrual Loans/Total Loans                0.33%              0.40%                 -17.50%
   Non-performing Assets/Total Assets           0.41%              0.36%                  13.89%

BALANCE SHEET HIGHLIGHTS
   Total Assets                             $628,967           $580,793       $48,174      8.29%
   Total Investments                         157,480            145,448        12,032      8.27%
   Net Loans                                 435,873            399,939        35,934      8.98%
   Allowance for Loan Losses                   5,275              4,700           575     12.23%
   Total Deposits                            424,725            416,533         8,192      1.97%
   Stockholders' Equity                       73,642             69,715         3,927      5.63%


                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          December 31,       December 31,
                                              2008               2007
                                          ------------       ------------
ASSETS
Cash and due from banks                    $  7,246           $  10,677
Interest bearing balances with banks          2,109                 967
Federal funds sold                               --                  --
                                          ------------       ------------
   Cash and Cash Equivalents                  9,355              11,644
Investment securities:
   Available-for-sale, at fair value         94,996              77,328
   Held-to-maturity (fair value of
     $64,678 and $69,491, respectively)      62,484              68,120
                                          ------------       ------------
   Total Investment Securities              157,480             145,448
Loans, net of unearned income               441,148             404,639
   Less: Allowance for loan losses            5,275               4,700
                                          ------------       ------------
   Loans, Net                               435,873             399,939
Bank premises and equipment                  10,391               9,323
Other real estate owned                           -                   -
Accrued interest receivable                   3,518               3,558
Cash surrender value of life insurance        7,684               7,368
Other assets                                  4,666               3,513
                                          ------------       ------------
   Total Assets                            $628,967            $580,793
                                          ============       ============

LIABILITIES
Deposits:
   Non-interest bearing                    $ 72,456           $ 73,926
   Interest bearing                         352,269            342,607
                                          ------------       ------------
   Total Deposits                           424,725            416,533
Other borrowed funds:
   Repurchase agreements                     29,155             20,492
   Short-term borrowings                     24,204             13,201
   Long-term borrowings                      72,720             55,966
Accrued interest payable                        975              1,498
Other liabilities                             3,546              3,388
                                          ------------       ------------
   Total Liabilities                        555,325            511,078
                                          ------------       ------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value,
  15,000,000 shares authorized,
  2,148,000 shares issued and
  outstanding)                                   21                 21
Surplus                                      10,819             10,819
Retained earnings                            64,745             59,697
Accumulated other comprehensive income       (1,943)              (822)
                                          ------------       ------------
   Total Stockholders' Equity                73,642             69,715
                                          ------------       ------------
   Total Liabilities and Stockholders'
     Equity                                $628,967           $580,793
                                          ============       ============


                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  Three Months Ended         Twelve Months Ended
                                                     December 31,                December 31,
                                                -----------------------    -----------------------
                                                   2008          2007         2008          2007
                                                ---------     ---------    ---------     ---------
INTEREST INCOME
Interest and fees on loans                      $  6,578      $  6,808     $ 26,218      $ 26,429
Interest and dividends on investments:
   U.S. Treasury securities and U.S.
   Agency obligations                                895           872        3,947         3,731
   States & political subdivisions                   859           766        3,380         2,944
   Other securities                                   45            82          256           404
Interest on Federal funds sold                        (2)           23           29           456
Interest on balances with banks                        6            51           68           365
                                                ---------     ---------    ---------     ---------
   Total Interest Income                           8,381         8,602       33,898        34,329
                                                ---------     ---------    ---------     ---------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more        309           470        1,451         2,010
Interest on other deposits                         1,180         1,780        5,522         7,365
Interest on other borrowed funds                     896           879        3,857         3,364
                                                ---------     ---------    ---------     ---------
   Total Interest Expense                          2,385         3,129       10,830        12,739
                                                ---------     ---------    ---------     ---------
   Net Interest Income                             5,996         5,473       23,068        21,590
Provision for loan losses                            243           129          861           657
                                                ---------     ---------    ---------     ---------
   Net Interest Income After Provision
     for Loan Losses                               5,753         5,344       22,207        20,933
                                                ---------     ---------    ---------     ---------
NON-INTEREST INCOME
Trust department income                              341           375        1,474         1,535
Service charges on deposit accounts                  415           258        1,477         1,014
Merchant transaction income                          800           854        4,502         4,256
Brokerage fee income                                 109           101          596           261
Other fee income                                     315           303        1,279         1,211
Bank-owned life insurance income                      80            79          316           314
Other operating income                                19            11          167            80
VISA mandatory share redemption                       --            --        1,213            --
Realized (losses) gains on securities, net           (11)           --           12            49
                                                ---------     ---------    ---------     ---------
   Total Non-Interest Income                       2,068         1,981       11,036         8,720
                                                ---------     ---------    ---------     ---------
NON-INTEREST EXPENSES
Salaries and employee benefits                     2,752         2,317       10,157         9,118
Expense of premises and equipment, net               642           631        2,703         2,586
Merchant transaction expenses                        616           714        3,403         3,358
Other operating expenses                           1,821         2,226        5,909         6,269
                                                ---------     ---------    ---------     ---------
   Total Non-Interest Expenses                     5,831         5,888       22,172        21,331
                                                ---------     ---------    ---------     ---------
Income before income taxes                         1,990         1,437       11,071         8,322
Applicable income taxes                              504           290        2,458         1,624
                                                ---------     ---------    ---------     ---------
   Net Income                                   $  1,486      $  1,147     $  8,613      $  6,698
                                                =========     =========    =========     =========
Earnings per Common Share
   (Based on 2,148,000 shares outstanding)      $   0.69      $   0.54     $   4.01      $   3.12
Cash Dividends Declared Per Common Share        $   0.42      $   0.47     $   1.66      $   1.58

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates nine offices in Lackawanna, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES: (VISA TRANSACTION)

Certain financial measures contained in the 8-K exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of December 31, 2008, the value of the Class A shares was $52.45 per share. The value of unredeemed Class A equivalent shares owned by the Company was $1.7 million as of December 31, 2008, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed a $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.


                                               Three Months Ended
                                                  December 31,
                                               2008            2007            Change
                                          ---------------  --------------  ----------------
Net interest income after
  provision for loan losses                  $ 5,753         $ 5,344           $  409
Non-interest income                            2,068           1,981               87
Non-interest expense                          (5,831)         (5,888)              57
Income tax provision                            (504)           (290)            (214)
                                          ---------------  --------------  ----------------
   Net income                                  1,486           1,147              339

ADJUSTMENTS
-----------
Non-interest income Gain on
  mandatory redemption of VISA, Inc.
  class B common stock                            --              --               --
Non-interest expense
   Covered litigation provision                   --             497              497
                                          ---------------  --------------  ----------------
   Total Adjustments pre-tax                      --             497              497
Income tax provision                              --           (169)             (169)
                                          ---------------  --------------  ----------------
   After tax adjustments to GAAP                  --            328               328
                                          ---------------  --------------  ----------------
   Adjusted net income                       $ 1,486         $ 1,475           $   11
                                          ===============  ==============  ================
Return on Average Assets                        0.95%           1.01%
Return on Average Equity                        8.16%           8.40%


Return on average equity (ROE) and return on average assets (ROA) for the three months ended December 31, 2008 was 8.16% and 0.95%, respectively. ROE was 6.50% (8.40% excluding the VISA IPO impact) and ROA was 0.79% (1.01% excluding the VISA IPO impact) for the same period last year.


                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                              Twelve Months Ended
                                                  December 31,
                                              2008             2007            Change
                                         ---------------  --------------  ---------------
Net interest income after
provision for loan losses                  $ 22,207         $ 20,933         $  1,274
Non-interest income                          11,036            8,720            2,316
Non-interest expense                        (22,172)         (21,331)            (841)
Income tax provision                         (2,458)          (1,624)            (834)
                                         ---------------  --------------  ---------------
   Net income                                 8,613            6,698            1,915

ADJUSTMENTS
-----------
Non-interest income Gain on
  mandatory redemption of VISA, Inc.
  class B common stock                      (1,213)               --           (1,213)
Non-interest expense
   Covered litigation provision               (497)              497             (994)
                                         ---------------  --------------  ---------------
   Total Adjustments pre-tax                (1,710)              497           (2,207)
Income tax provision                           581              (169)             750
                                         ---------------  --------------  ---------------
   After tax adjustments to GAAP            (1,129)              328           (1,457)
                                         ---------------  --------------  ---------------
   Adjusted net income                     $ 7,484          $  7,026         $    458
                                         ===============  ==============  ===============

Return on Average Assets                      1.21%             1.21%
Return on Average Equity                     10.33%            10.23%


Return on average equity (ROE) and return on average assets (ROA) for the twelve months ended December 31, 2008 was 11.89% (10.33% excluding the VISA IPO impact) and 1.40% (1.21% excluding the VISA IPO impact), respectively. ROE was 9.75% (10.23% excluding the VISA IPO impact) and ROA was 1.15% (1.21% excluding the VISA IPO impact) for the same period last year.